UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) July 16, 2002


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.
of incorporation)




1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-6044


1960 Bronson Road, Fairfield, Connecticut         06430

(Former name or former address, if changed since last report)


Item 5.  Other Events and Regulation FD Disclosure.

     Effective August 5, 2002, Competitive Technologies, Inc.
(CTT) sold and transferred all of its interests related to E. L. Specialists, Inc. (ELS) to MRM Acquisitions, LLC (MRM) for $200,000 cash. The transferred interests include CTT's notes receivable in the face amount of $1,056,300 (plus interest) from ELS, its related security interest in ELS's intellectual property, all its other interests under agreements in connection with its notes receivable from ELS and CTT's interest in a technology servicing agreement related to ELS's intellectual property.

     On July 16, 2002, CTT's management recommended and its board of directors concluded that the carrying value of its notes receivable from ELS was impaired. CTT had previously initiated foreclosure proceedings. However, on June 26, 2002, another ELS secured creditor advised CTT that it intended to transfer its interest to MRM, and on July 1, 2002, MRM filed suit against CTT claiming the right to block CTT's foreclosure proceedings. Management and the directors expected MRM's assertion of liens against ELS's intellectual property and claims against CTT to complicate CTT's foreclosure proceedings and to delay CTT's recovery of any related potential proceeds. Later in July 2002, CTT and MRM began negotiating a sale of CTT's interests related to ELS. These negotiations culminated in the transaction completed on August 5, 2002, including MRM's withdrawal of its claims against CTT, and confirmed CTT's impairment and determined its amount.

     As a result of closing the sale and transfer to MRM, CTT recorded an additional $262,724 impairment loss on loans to ELS in July 2002, bringing the total for the fiscal year ended July 31, 2002 to $781,924. (In addition, CTT previously charged against other revenues from ELS approximately $75,000 deemed uncollectible.) At July 31, 2002, CTT carried its notes receivable from ELS as current assets at $200,000, which it collected from MRM in cash on August 5, 2002.

     (See Note 3 to CTT's Condensed Financial Statements and
Management's Discussion and Analysis in its report on Form 10-Q for the quarterly period ended April 30, 2002, for further information related to ELS.)

Item 7.  Financial Statements and Exhibits.

  (c)  Exhibits.                                           Page

       10.1 Assignment of Promissory Notes,
            Technology Servicing Agreement, Note
            Purchase Agreement, Security Interest
            Agreement, and Intercreditor Agreement
            between registrant and MRM Acquisitions,
            LLC effective August 5, 2002                   4-6

       99.1 Registrant's press release dated August 6,
            2002                                           7

                           Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:  August 6, 2002              S/ Frank R. McPike, Jr.
                                   By:  Frank R. McPike, Jr.
                                        Executive Vice President,
                                        Chief Financial Officer and
                                        Authorized Signer